Exhibit 99.1

E*TRADE FINANCIAL CORPORATION
200 South 108th Avenue
Arlington, Virginia 22203
(646) 521-4340

SUPPLEMENT TO THE PROXY STATEMENT/PROSPECTUS FOR
THE SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD JULY 17, 2020

July 6, 2020

These definitive additional materials amend and supplement the definitive proxy statement/prospectus dated June 12, 2020, which is referred to in this supplement as the definitive proxy statement/prospectus, initially mailed to stockholders on or about June 12, 2020, by E*TRADE Financial Corporation, a Delaware corporation, which is referred to in this supplement as E*TRADE, for the special meeting of stockholders of E*TRADE to be held exclusively online via live audio webcast on July 17, 2020, at 8:30 a.m., Eastern time, which is referred to in this supplement as the E*TRADE special meeting. The E*TRADE special meeting can be accessed by visiting www.virtualshareholdermeeting.com/EFTC2020, where E*TRADE stockholders will be able to listen to the meeting, submit questions and vote online. E*TRADE stockholders will need the 16-digit control number included on their proxy card or voting instruction form to join the E*TRADE special meeting.

As previously disclosed, on February 20, 2020, E*TRADE entered into the Agreement and Plan of Merger, which is referred to in this supplement as the merger agreement, by and among Morgan Stanley, a Delaware corporation, which is referred to in this supplement as Morgan Stanley, Moon-Eagle Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Morgan Stanley, which is referred to in this supplement as Merger Sub, and E*TRADE, pursuant to which Merger Sub will be merged with and into E*TRADE, with E*TRADE continuing as the surviving corporation and a wholly owned subsidiary of Morgan Stanley, in a transaction that is referred to in this supplement as the merger.

The E*TRADE board of directors unanimously recommends that E*TRADE stockholders vote “FOR” the approval and adoption of the merger agreement, “FOR” the E*TRADE merger-related compensation proposal and “FOR” the E*TRADE adjournment proposal.

If any stockholders have not already submitted a proxy for use at the E*TRADE special meeting, they are urged to do so promptly. No action in connection with this supplement is required by any stockholder who has previously delivered a proxy and who does not wish to revoke or change that proxy.

If you have any questions concerning the proposals to be voted on at the E*TRADE special meeting, the merger, the proxy statement/prospectus or this supplement, would like additional copies or need help voting your shares of E*TRADE common stock, please contact E*TRADE’s proxy solicitor:

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, New York 10022
Shareholders Call Toll-Free: (877) 456-3422
Banks and Brokers Call Collect: (212) 750-5833

The information contained herein speaks only as of July 6, 2020 unless the information specifically indicates that another date applies.

SUPPLEMENTAL DISCLOSURES TO DEFINITIVE PROXY STATEMENT/PROSPECTUS

This supplemental information should be read in conjunction with the definitive proxy statement/prospectus, which should be read in its entirety. To the extent that information set forth herein differs from or updates information contained in the definitive proxy statement/prospectus, the information contained herein supersedes the information contained in the definitive proxy statement/prospectus. All page references are to pages in the definitive proxy statement/prospectus, and any defined terms used but not defined herein shall have the meanings set forth in the definitive proxy statement/prospectus.

As of July 6, 2020, ten complaints had been filed by purported E*TRADE stockholders challenging the Merger. The first, filed in the United States District Court for the Southern District of New York by Shiva Stein individually, is captioned Stein v. E*TRADE Financial Corporation et al., case number 1:20-cv-03134-LAP. Stein v. E*TRADE Financial Corporation et al. names as defendants E*TRADE and each member of the E*TRADE board of directors. The second complaint, a putative class action complaint, was filed in the United States District Court for the District of Delaware by John Thompson and is captioned Thompson v. E*TRADE Financial Corporation et al., case number 1:20-cv-00553-RGA. Thompson v. E*TRADE Financial Corporation et al. names as defendants Morgan Stanley, Merger Sub, E*TRADE and each member of the E*TRADE board of directors. The third complaint, filed in the United States District Court for the District of New Jersey by Jacqueline Galeano individually, is captioned Galeano v. E*TRADE Financial Corporation et al., case number 2:20-cv-05123-KM-ESK. Galeano v. E*TRADE Financial Corporation et al. names as defendants E*TRADE and each member of the E*TRADE board of directors. The fourth complaint, a putative class action complaint, was filed in the United States District Court for the Southern District of New York by Kevin Brown and is captioned Brown v. E*TRADE Financial Corporation et al., case number 1:20-cv-03322-LAP. Brown v. E*TRADE Financial Corporation et al. names as defendants E*TRADE and each member of the E*TRADE board of directors. The fifth complaint, filed in the United States District Court for the District of New Jersey by Yael Respler individually, is captioned Respler v. E*TRADE Financial Corporation et al., case number 2:20-cv-05229-KM-ESK. Respler v. E*TRADE Financial Corporation et al. names as defendants E*TRADE and each member of the E*TRADE board of directors. The sixth complaint, filed in the United States District Court for the Southern District of New York by Stourbridge Investments LLC individually, is captioned Stourbridge Investments LLC v. E*TRADE Financial Corporation et al., case number 1:20-cv-03457-LAP. Stourbridge Investments LLC v. E*TRADE Financial Corporation et al. names as defendants E*TRADE and each member of the E*TRADE board of directors. The seventh complaint, filed in the United States District Court for the Southern District of New York by Chris Ramsubhag individually, is captioned Ramsubhag v. E*TRADE Financial Corporation et al., case number 1:20-cv-03891-LAP. Ramsubhag v. E*TRADE Financial Corporation et al. names as defendants E*TRADE and each member of the E*TRADE board of directors. The eighth complaint, filed in the United States District Court for the District of New Jersey by Abby Katz individually, is captioned Katz v. E*TRADE Financial Corporation et al., case number 2:20-cv-06212-KM-ESK. Katz v. E*TRADE Financial Corporation et al. names as defendants E*TRADE and each member of the E*TRADE board of directors. The ninth complaint, filed in the United States District Court for the Southern District of New York by Victor Serebruany individually, is captioned Serebruany v. E*TRADE Financial Corporation et al., case number 1:20-cv-04344-UA. Serebruany v. E*TRADE Financial Corporation et al. names as defendants E*TRADE and each member of the E*TRADE board of directors. The tenth complaint, filed in the United States District Court for the Southern District of New York by the Rosenfeld Family Foundation individually, is captioned Rosenfeld Family Foundation v. E*TRADE Financial Corporation et al., case number 1:20-cv-05013. Rosenfeld Family Foundation v. E*TRADE Financial Corporation et al. names as defendants E*TRADE and each member of the E*TRADE board of directors.

E*TRADE believes that no further disclosure is required to supplement the definitive proxy statement/prospectus under applicable law. However, to minimize the expense and distraction of defending such actions, E*TRADE wishes to voluntarily make the supplemental disclosures related to the merger set forth below. In light of the supplemental disclosures, the plaintiffs in the federal actions have agreed to dismiss their claims with prejudice. Nothing in this supplement shall be deemed an admission of the legal necessity or materiality of any of the disclosures set forth herein.

The definitive proxy statement/prospectus is hereby amended and supplemented on page 70 under the section entitled “Certain E*TRADE Unaudited Prospective Financial Information––E*TRADE Management Projections of E*TRADE Financial Information” by replacing Table 2 with the following (the supplemental text is shown in bold):

Table 2: E*TRADE Projections

	Forecasts(1)					Extrapolations(2)
											Terminal
$mm (except for											Year
Earnings Per Share)	2020E	2021E	2022E	2023E	2024E	2025E	2026E	2027E	2028E	2029E	2030
Revenue	$2,690	$2,905	$3,210	$3,515	$3,831	n/a	n/a	n/a	n/a	n/a	n/a
Net Income(3)	$756	$859	$1,053	$1,242	$1,444	$1,641	$1,822	$1,974	$2,085	$2,148	$2,212
Total Assets as of December 31(4)	$70,671	$78,898	$85,851	$92,703	$100,248	$107,376	$113,908	$119,666	$124,486	$128,220	$132,067
Average Assets for Leverage(5)	$67,009	$75,130	$82,424	$89,303	$96,797	$104,297	$110,937	$116,826	$121,797	$125,682	$129,514
Total annual payout(6)	$(206)	$(352)	$(605)	$(819)	$(972)	$(1,172)	$(1,418)	$(1,624)	$(1,800)	$(1,936)	$(1,999)
Total core payout(7)	$(431)	$(382)	$(577)	$(747)	$(919)	$(1,045)	$(1,159)	$(1,256)	$(1,327)	$(1,367)	$(1,408)
Earnings Per Share(8)	$3.46	$3.98	$4.96	$6.05	$7.31	n/a	n/a	n/a	n/a	n/a	n/a
____________________

(1)	Selected measures from the Updated E*TRADE Forecasts.

(2)	Selected measures from the E*TRADE Extrapolations.

(3)	Reflects net income growth declining from 16.3% in 2024E to 3.0% by 2029E.

(4)	Reflects asset growth declining from 8.1% in 2024E to 3.0% by 2029E.

(5)	Assumes constant core payout ratios after 2024E. Core payout is defined by E*TRADE management as the sum of planned common stock dividends and share repurchases.

(6)	Total annual payout reflects the implied capital returned through common stock dividends and share repurchases to achieve a Tier 1 Leverage Ratio of 6.75%.

(7)	Total core payout reflects estimated capital returned through common stock dividends and share repurchases.

(8)	J.P. Morgan and Ardea used Adjusted Earnings Per Share for 2021E of $3.98, provided by E*TRADE management, in connection with certain of their financial analyses summarized in “The Merger—Opinions of E*TRADE’s Financial Advisors” beginning on page 73 of this proxy statement/prospectus, which was adjusted by E*TRADE management for losses on early extinguishment of debt. Without this adjustment, Earnings Per Share for 2021E was $3.95.

The definitive proxy statement/prospectus is hereby amended and supplemented on page 71 under the section entitled “Certain E*TRADE Unaudited Prospective Financial Information––E*TRADE Projections Regarding Morgan Stanley” by replacing the existing table with the following tables (the supplemental text is shown in bold):

The following tables present a summary of the Adjusted Research Analyst Projections for Morgan Stanley:

	Forecasts(1)					Extrapolations(2)
$mm	2020E	2021E	2022E	2023E	2024E	2025E	2026E	2027E	2028E	2029E	Terminal Year 2030
Net income(3)	$8,164	$8,747	$9,327	$9,897	$10,451	$10,981	$11,481	$11,945	$12,365	$12,736	$13,118
Total annual payout(4)	$(6,670)	$(6,675)	$(7,236)	$(7,781)	$(8,305)	$(8,768)	$(9,208)	$(9,616)	$(9,960)	$(10,252)	$(10,549)
Total core payout(5)	$(8,358)	$(8,256)	$(8,237)	$(8,245)	$(8,184)	$(8,599)	$(8,991)	$(9,354)	$(9,683)	$(9,973)	$(10,273)
Total Assets as of December 31(6)	$895,429	$922,596	$950,586	$979,386	$1,009,017	$1,039,501	$1,070,863	$1,103,125	$1,136,312	$1,170,449	$1,205,563
Supplementary Leverage Exposure	$1,155,177	$1,181,656	$1,218,192	$1,255,872	$1,294,640	$1,334,513	$1,375,522	$1,417,561	$1,460,524	$1,504,717	$1,550,174
____________________
(1)	Selected measures from the Adjusted Research Analyst Forecasts for Morgan Stanley. The Adjusted Research Analyst Forecasts for Morgan Stanley assume (i) $5.30 and $6.05 earnings per share for 2020E and 2021E respectively, and (ii) $42.91 as Morgan Stanley’s standalone year-end 2020 tangible book value per share.

(2)	Selected measures from the Adjusted Research Analyst Extrapolations for Morgan Stanley. For purposes of the Adjusted Research Analyst Extrapolations for Morgan Stanley, E*TRADE management estimated the terminal growth rates and terminal year projections set forth in the table above.

(3)	Reflects net income growth declining from 7.1% in 2021E to 3.0% by 2029E.

(4)	Total annual payout reflects the implied capital returned through common stock dividends and share repurchases to achieve a supplementary leverage ratio of 6%.

(5)	Total core payout reflects estimated capital returned through common stock dividends and share repurchases.

(6)	Reflects asset growth held constant at 3.0% from 2021E through the terminal year.

The definitive proxy statement/prospectus is hereby amended and supplemented on page 71 by adding the below disclosure immediately prior to the heading “Certain E*TRADE Unaudited Prospective Financial Information––Important Information about the Unaudited Prospective Financial Information”:

E*TRADE Estimates Regarding Synergies

Certain non-public estimates for the amount and timing of certain cost savings and related expenses and synergies expected to result from the proposed Merger (the “Synergies”) were prepared by or at the direction of E*TRADE management, which E*TRADE management estimated could reasonably be expected to be at least $400 million in cost synergies and $150 million in funding synergies, over an estimated phase-in period of three years for cost synergies and two years for funding synergies, with potential cost synergies expected to result from (i) savings in technology and operations, advertising, marketing and cost rationalization, (ii) eliminating overlapping corporate and SG&A functions, including the consolidation of executive offices and financial, legal and human resources operations, (iii) the potential to scale sales and customer services forces to expanded populations, (iv) the consolidation of clearing and quote services and (v) the consolidation of facilities, and potential funding synergies expected to result from (i) utilizing E*TRADE’s high quality deposits to optimize Morgan Stanley’s funding base and (ii) bringing E*TRADE’s off-balance sheet deposits back onto the balance sheet, providing Morgan Stanley with an additional funding source for incremental lending growth and/or reduction in wholesale funding costs. At the direction of E*TRADE management, J.P. Morgan and Ardea used the Synergies, as approved by E*TRADE, in performing financial analyses in connection with rendering their respective opinions described and summarized in “The Merger—Opinions of E*TRADE’s Financial Advisors” beginning on page 73 of this proxy statement/prospectus.

The definitive proxy statement/prospectus is hereby amended and supplemented on page 73 by adding the below disclosure immediately following the fifth paragraph under the heading “Certain E*TRADE Unaudited Prospective Financial Information––Important Information about the Unaudited Prospective Financial Information”:

The non-GAAP financial measures used in the Unaudited Prospective Financial Information were relied upon by J. P. Morgan and Ardea for purposes of their respective fairness opinions and by the E*TRADE board of directors in connection with its consideration of the Merger. Financial measures provided to a financial advisor are excluded from the definition of non-GAAP financial measures and therefore, are not subject to SEC rules regarding disclosures of non-GAAP financial measures, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure. Reconciliations of non-GAAP financial measures were not relied upon by J. P. Morgan and Ardea for purposes of their respective fairness opinion or by the E*TRADE board of directors in connection with its consideration of the Merger. Accordingly, we have not provided a reconciliation of the financial measures included in the forecasts.

The definitive proxy statement/prospectus is hereby amended and supplemented on page 75 under the section entitled “Opinion of J.P. Morgan Securities LLC—Public Trading Multiples Analysis – E*TRADE Standalone” by replacing the final paragraph on page 75 with the following (the supplemental text is shown in bold):

For each of Charles Schwab Corporation and E*TRADE, J.P. Morgan calculated and compared, among other things, the multiples of the company’s share price as of the close on February 18, 2020, to the Wall Street research analyst consensus estimates of the company’s earnings per share (“EPS”) respectively, for calendar years 2020 and 2021 (such multiples, which are summarized in the table below, “P/2020E EPS” and “P/2021E EPS,” respectively). Financial data for Charles Schwab Corporation and E*TRADE was based on Charles Schwab Corporation’s and E*TRADE’s respective public filings with the SEC and publicly available Wall Street research analyst consensus estimates for calendar year 2020 and 2021 that J.P. Morgan obtained from FactSet Research Systems.

	P/2020E EPS	P/2021E EPS
Charles Schwab	18.1x	17.0x

The definitive proxy statement/prospectus is hereby amended and supplemented on page 76 under the section entitled “Opinion of J.P. Morgan Securities LLC—Dividend Discount Analysis – E*TRADE Standalone” by replacing the first bullet point in its entirety with the following revised bullet points (the supplemental text is shown in bold):

●

terminal values for E*TRADE derived by applying a perpetuity growth rate range of 2.75% to 3.25%, which perpetuity growth rates were selected based on E*TRADE Management’s guidance and J.P. Morgan’s experience and judgment, to the cash amounts estimated to be distributed to E*TRADE stockholders in the form of dividends and share repurchases during the terminal year, as reflected in the E*TRADE Forecasts, plus the implied amount of the additional cash distributions E*TRADE would make to its stockholders during the terminal year to achieve a Tier 1 Leverage Ratio of 6.75% (as provided by E*TRADE management) at the end of the terminal year; and

The definitive proxy statement/prospectus is hereby amended and supplemented on page 79 under the section entitled “Opinion of J.P. Morgan Securities LLC—Dividend Discount Analysis – Morgan Stanley Standalone” by replacing the first bullet point in its entirety with the following revised bullet points (the supplemental text is shown in bold):

●

terminal values for Morgan Stanley derived by applying a perpetuity growth rate range of 2.75% to 3.25%, which perpetuity growth rates were selected based on E*TRADE Management’s guidance and J.P. Morgan’s experience and judgment, to the cash amounts estimated to be distributed to Morgan Stanley stockholders in the form of dividends and share repurchases during the terminal year, as reflected in the Adjusted Research Analyst Projections for Morgan Stanley, plus the implied amount of the additional cash distributions Morgan Stanley would make to its stockholders during the terminal year to achieve a supplementary leverage ratio of 6% (as provided by E*TRADE management) at the end of the terminal year; and

The definitive proxy statement/prospectus is hereby amended and supplemented on page 80 by replacing the third and fifth paragraphs under the section entitled “Opinion of J.P. Morgan Securities LLC—Other Information” with the following (the supplemental text is shown in bold):

Broker Price Targets for E*TRADE. J.P. Morgan reviewed certain publicly available broker share price targets for E*TRADE common stock, as published by seven brokers, noting that these share price targets ranged from $43.00 per E*TRADE ordinary share to $54.00 per E*TRADE ordinary share, rounded to the nearest $0.25, in each case, as compared to the implied value of the Common Merger Consideration of $57.92 per share of E*TRADE common stock and the $43.79 closing stock price of E*TRADE’s common stock as of February 18, 2020.

Broker Price Targets for Morgan Stanley. J.P. Morgan reviewed certain equity research share price targets available on FactSet Research Systems for Morgan Stanley common stock, as published by seventeen brokers, noting that these share price targets ranged from $45.00 per Morgan Stanley ordinary share to $78.00 per Morgan Stanley ordinary share, rounded to the nearest $0.25, in each case, as compared to the $55.52 closing stock price of Morgan Stanley’s common stock as of February 18, 2020.

The definitive proxy statement/prospectus is hereby amended and supplemented on page 85 by replacing the second full paragraph under the section entitled “Opinion of Ardea Partners LP—Dividend Discount Analyses for E*TRADE” with the following (the supplemental text is shown in bold):

Ardea derived a range of implied equity values for E*TRADE on a standalone basis by discounting to present value as of December 31, 2019, (a) (i) the annual cash amounts estimated to be distributed to E*TRADE stockholders in the form of dividends and share repurchases over the period beginning December 31, 2019 through December 31, 2029, as reflected in the Forecasts, plus (ii) the annual amount of additional capital distributions (or minus the additional capital requirements) required to achieve a Tier 1 Leverage Ratio target of 6.75% at the end of each year over the same period, reflecting E*TRADE management guidance, and (b) a range of implied terminal values for E*TRADE as of December 31, 2029, calculated by applying perpetuity growth rates ranging from 3.0% to 3.5% to the estimate of E*TRADE’s terminal year cash distributions calculated in the manner described in (a) above. The range of perpetuity growth rates was estimated by Ardea based on E*TRADE Management’s guidance and utilizing its professional judgment and experience. For purposes of discounting to present value, Ardea used a range of discount rates from 11.0% to 13.0%, reflecting estimates of the cost of equity for E*TRADE on a standalone basis. Ardea divided the range of implied equity values it derived for E*TRADE on a standalone basis by the total number of fully diluted shares of E*TRADE common stock outstanding as of December 31, 2019, which was approximately 224.8 million shares, as provided by E*TRADE management, to derive implied present values per share of E*TRADE common stock ranging from $51 to $70 (all values rounded to the nearest dollar). Ardea derived the range of discount rates by application of the capital asset pricing model (“CAPM”), which requires certain company-specific inputs, including an estimated beta for the company, as well as certain financial metrics for the United States financial markets generally, each of which Ardea estimated or selected, as applicable, using its professional judgement and experience.

The definitive proxy statement/prospectus is hereby amended and supplemented on page 86 by replacing the first paragraph under the section entitled “Opinion of Ardea Partners LP—Premia Paid Analysis” with the following (the supplemental text is shown in bold):

Ardea reviewed and analyzed, using publicly available data obtained from FactSet, the premia paid in thirty all-stock acquisitions of publicly traded companies in the United States announced in the past 10 years with transaction values above $10 billion. Ardea calculated the 75th percentile, 50th percentile and 25th percentile of the values of premia of the price paid relative to the target company’s last undisturbed closing price. The following shows a summary of the results of the review:

The definitive proxy statement/prospectus is hereby amended and supplemented on page 86 by replacing the second full paragraph under the section entitled “Opinion of Ardea Partners LP—Present Value of Future Stock Price and Dividends Analysis for E*TRADE on a Standalone Basis” with the following (the supplemental text is shown in bold):

Ardea derived a range of implied future values per share for shares of E*TRADE common stock during 2021, 2022, 2023 and 2024 by applying a range of implied multiples of price to EPS of 11.0x to 13.0x to the estimates of the EPS of E*TRADE (adjusted to exclude losses on early extinguishment of debt) for 2021, 2022, 2023 and 2024, respectively, as reflected in the Forecasts. The illustrative multiples of price to EPS used in the foregoing analysis were derived by Ardea based on its professional judgment and experience and the multiple of 12.0x reflecting the closing share price of E*TRADE common stock to consensus median 2020 EPS estimate for E*TRADE published by FactSet as of February 18, 2020. By applying discount rates of 11.0% and 13.0%, respectively, reflecting an estimate of the range of E*TRADE’ cost of equity on a standalone basis, and using mid-year discounting convention, Ardea discounted to present value, as December 31, 2019, both the implied future values per share it derived for E*TRADE on a standalone basis and the estimated distributions to be paid per share of E*TRADE common stock through the end of the applicable year as reflected in the Forecasts, to yield implied present values per share of E*TRADE common stock on a standalone basis ranging from $38 to $61 (all values rounded to the nearest dollar). Ardea derived the range of discount rates by application of CAPM, which requires certain company-specific inputs, including an estimated beta for the company, as well as certain financial metrics for the United States financial markets generally, each of which Ardea estimated or selected, as applicable, using its professional judgement and experience.